UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017 (May 18, 2017)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Thursday, May 18, 2017. As of the close of business on April 5, 2017, the Company had outstanding 69,717,642 shares of common stock, of which 42,939,303 shares were represented at the meeting by proxy and in person; accordingly a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following person was elected to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until his successor has been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Frederick J. Leonberger	21,720,418	254,686	20,964,199

The following persons were elected to the Board of Directors to serve until the 2020 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Thomas E. Zelibor	21,690,873	284,231	20,964,199
James S. Marcelli	21,605,175	369,929	20,964,199
William C. Pickett, III	21,866,932	108,172	20,964,199

Proposal 2:  Ratify Morison Cogen LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
42,883,386	18,576	37,341	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: May 24, 2017